DEBENTURE PURCHASE AGREEMENT

This Debenture Purchase Agreement ("Agreement") is made and entered into as of July 14, 2014 by and between Monster Arts, Inc., a Nevada corporation ("APPZ" or the "Company") and Sojourn Investments, LP ("Investor") (APPZ and Investor jointly, the "Parties").

WITNESSETH:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, said Parties agree as follows:

(a) APPZ agrees to sell to Investor the debenture ("Debenture") issued by the Company with terms as fully represented in Exhibit 1 hereto The Note shall be offered with an original issue discount of 50% for an aggregate purchase price of **$25,000** (the "Purchase Price").

(b) Investor agrees to purchase the Debenture with an aggregate principal amount of Thirty Seven Thousand Five Hundred Dollars ($37,500) from APPZ.

(c) Pursuant to this Agreement, the Parties agree as follows:
Step 1: Both Parties will execute this Agreement;
Step 2: Upon receipt of a fully executed Agreement APPZ will execute the Debenture, marked Exhibit 1 hereto, along with Exhibits 1A, 1B, and 1D, and deliver originals thereof to the Investor.
Step 3: Within 24 hours of the completion of Step 2 above, Investor shall wire the Debenture Proceeds in full to APPZ as follows:

Amount:	**$ 25,000**
Account Name:	Monster Arts, Inc.
Bank:	US Bank 3625 W. Russell Road Las Vegas, NV 89118
Account #:	1537 5611 2675
ABA #:	121201694

This Agreement is null and void unless Step 3 is completed.

4. Within 24 hours of confirmed receipt of the wire in Step 3 above, Company will provide Investor with a signed copy of Exhibit 1D.

(1) Representations and Warranties. The Parties to this Agreement, and their agents represent and warrant they are entering into this Agreement and the performance by them, and their agents hereunder will not conflict with, violate or constitute a breach of, or require any consent or approval under any agreement, license, arrangement or understanding, or any law, judgment, decree, order, rule or regulation to which they and their agents are a party or by which it is bound. The signatories and parties to this

Agreement warrant that they are authorized to enter into this Agreement and this Agreement is binding upon the Parties hereto. All entities which are parties to this Agreement warrant that they are in good standing and current with their states or locations of domicile and that their entering into this Agreement will not violate or breach any other binding agreement of the Parties.

(2) Severability. If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then to the fullest extent permitted by law: (1) the other provisions hereof shall remain in full force and effect in such jurisdiction; and (2) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or unenforceability of such provision in any other jurisdiction.

(3) Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by the Parties.

(4) Successors. This Agreement may not be assigned. Subject to the foregoing, in every respect, this Agreement shall inure to the benefit of and be binding upon the parties and their successors.

(5) Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

(6) Notices. Any notice, request, demand or other communication in connection with this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or certified mail, return receipt requested or sent by facsimile, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a facsimile, upon confirmed transmission thereof and (iv) addressed as follows:

INVESTOR:
Sojourn Investments, LP
2550 Midway Road, Suite 198
Carrollton TX 75006
ATTN: Casey Jensen or Jacob Cohen

COMPANY:
Monster Arts, Inc.
806 East Avenido Pico, Suite I-288
San Clemente, CA 92673
ATTN: Wayne Irving

or to any such other or additional persons and addresses as the parties may from time to time designate in writing delivered in accordance with this Section.

(7) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(8) Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas. In the event any action be instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such

action shall entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the Court.

(9) Ownership Limitation. Notwithstanding anything to the contrary herein contained, the Investor may not convert the Debenture to the extent such conversion would result in the Investor, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 5.99% of the then issued and outstanding shares of the Company's common stock, including shares issuable upon such conversion and held by the Investor after application of this section. The provisions of this section may be waived by the Investor (but only as to itself and not to any other holder) upon not less than 61 days prior notice to the Company. Other investors shall be unaffected by any such waiver.

(10) Attorneys' Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

IN WITNESS WHEREOF, the parties have executed this Agreement as the day and year first stated above.

Monster Arts, Inc.

By: ______________________
Wayne Irving, CEO

Sojourn Investments, LP

By: ______________________

EXHIBIT 1

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Date of Issuance: July 14, 2014

Principal Amount: $37,500
Purchase Price: $25,000

12% CONVERTIBLE
DEBENTURE DUE July 14, 2015

THIS DEBENTURE is a duly authorized and issued 12% Convertible Debenture of Monster Arts, Inc. (the "Company"), a Nevada corporation, due July 14, 2015 (the "Debenture").

FOR VALUE RECEIVED, the Company promises to pay to Investor or its registered assigns (the "Holder") (Company and Holder jointly, the "Parties"), the initial principal sum of $37,500 on July 14, 2015, or such earlier date as the Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the aggregate unconverted and then Outstanding Balance (defined below) of this Debenture at the rate of 12% per annum, payable on the Maturity Date. "Outstanding Balance" means the initial principal sum, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion or otherwise, plus any accrued but unpaid interest and any other fees or charges incurred under this Debenture.

THE COMPANY MAY PREPAY ANY PORTION OF THE PRINCIPAL AMOUNT AT 100% OF SUCH AMOUNT ALONG WITH ANY ACCRUED INTEREST OF THIS DEBENTURE AT ANY TIME UPON SEVEN DAYS WRITTEN NOTICE TO THE HOLDER.

This Debenture is subject to the following additional provisions:

Section 1. DENOMINATIONS. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2. TRANSFER. This Debenture may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3. EVENTS OF DEFAULT.

(a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal or interest (including Late Fees) on, or liquidated damages in respect to this Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default is not cured, if possible to cure, within 7 Business Days of notice of such default sent by the Holder;

(ii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other court proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other court proceeding which remains undismissed for a period of 90 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 90 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing; or

(iii) the Company shall fail to timely file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise required by the Exchange Act, and which failure to file is not cured within 14 Business Days.

(iv) the material breach of any promise, covenant, obligation or representation in this Debenture and/or related representation or agreement made by the Company and or any of its officers.

(v) the failure to cause to be delivered (including a failure to issue a treasury order to its transfer agent) the Conversion Shares of common stock due Holder on a conversion within three (3) Business Days from the date of conversion or sooner, which delivery must be otherwise made per reasonable specifications of the Holder (e.g. to brokerage firm account).

If the Company fails to perform hereunder by causing to be delivered the Conversion Shares to Holder within three (3) Business Days from the date of conversion or by paying principal and or interest on the applicable due date, then for the first up to 30 calendar days from the due date of said performance, the Company shall also owe payable immediately an amount equal to $1,000 per day as a reasonable "Late Fee" in addition to any other damages and reasonable attorney fees and costs payable, to cover, on a non accountable basis, the time, expense, efforts and or distress of the Holder having to focus its management, advisors, and counselors on the matter of the Company failing to honor its written obligations, and said figure is deemed a reasonable liquidated damages provision and is not an election of remedy and is non-exclusive so the Holder can add and pursue all rights otherwise.

(b) If any Event of Default occurs and is continuing, the Outstanding Balance shall become at the Holder's election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c) Upon the occurrence of an Event of Default, (i) interest shall accrue on the Outstanding Balance both before and after judgment at the rate of eighteen percent (18%) per annum; and (ii) the Outstanding Balance shall automatically increase to an amount equal to the Outstanding Balance immediately prior to such Event of Default multiplied by 100%, all without the need for any further notice to or action by any party hereunder; provided, however, that such increase may only be applied with respect to two Events of Default under this Debenture, and not to any additional Events of Default.

Section 4. CONVERSION.

(a) (i) Holder's Conversion Right. At any time after six months subsequent to the Original Issue Date until this Debenture is no longer outstanding, this Debenture, including interest and principal, shall be convertible into shares ("Conversion Shares") of Common Stock at a discount of fifty percent (50%) off the lowest closing bid price during the prior 20 trading days, determined on the then current trading market for the Company's common stock, for 20 trading days prior to conversion (the "Set Price") at the option of the Holder, in whole or in part at any time and from time to time. The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit 1C (a "Notice of Conversion"), specifying the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender the Debentures to the Company. In the event of any dispute or discrepancy, the records of the Holder shall be reasonably controlling and determinative in the absence of manifest error. If the Conversion Shares are not delivered to Holder within three (3) Business Days of the Conversion Date, then the following amount shall automatically be added to the Outstanding Balance of the Debenture: the differential in the value of the converted shares underlying this Debenture between the value of the closing trade price on the date the shares should have been delivered and the date the shares are actually delivered to Holder. In addition, if the Company fails to timely (within 72 hours, 3 Business Days) issue a treasury order to its transfer agent or otherwise cause to be delivered, the Conversion Shares per the instructions of the Holder, free and clear of all legends in legal free trading form, subject to all applicable securities laws, the Company shall allow Holder, among other remedies, to add two (2) days to the look-back (the mechanism used to obtain the conversion price along with discount) for each day the Company fails to timely (within 72 hours, 3 Business Days)) deliver shares, on the next conversion.

(ii) If the Company, at any time while this Debenture is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) Whenever the Set Price is adjusted pursuant to any of Section 4, the Company shall promptly mail to each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iv) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(v) If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental

Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything herein to the contrary, the Company Agrees not to close or complete a Fundamental Transaction unless (i) Holder has consented in writing to such Fundamental Transaction, or (ii) the Company has paid to Holder the entire Outstanding Balance of this Debenture. If any Fundamental Transaction constitutes or results in a Change of Control Transaction, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Debenture from the Holder for a purchase price, payable in cash within 10 Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the 100% of the remaining unconverted principal amount of this Debenture on the date of such request, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder.

(b) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a sufficient number of shares (measured at 3x the discounted value of the Debenture) solely for the purpose of issuance to Holder upon conversion of this Debenture.

(c) Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest

of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(d) Notwithstanding anything to the contrary herein contained, the Holder may not convert this Debenture to the extent such conversion would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 5.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon such conversion and held by the Holder after application of this section. The provisions of this section may be waived by the Holder (but only as to itself and not to any other Holder) upon not less than 61 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

Section 5. DEFINITIONS. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Debenture Purchase Agreement between the Company and the Holder of even date herewith, and (b) the following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Common Stock" means the common stock of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed, which stock is duly authorized and validly issued and fully paid and non-assessable.

"Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Set Price" shall have the meaning set forth in Section 4.

Section 6. UNCONDITIONAL OBLIGATION. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin

or currency, herein prescribed. This Debenture is a direct debt obligation of the Company.

Section 7. SUBSTITUTE DEBENTURE. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the Outstanding Balance of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company. Holder shall pay for any insurance or bond that may be required in such instance, if at all.

Section 8. [Intentionally left blank].

Section 9. [Intentionally left blank].

Section 10. CHOICE OF LAW; VENUE. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Collin County (the "Texas Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Texas Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Texas Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such Service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 11. WAIVER. Any waiver by the Company or the Holder of a breach of

any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 12. SEVERABILITY. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 13. TIME IS OF THE ESSENCE. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Time is of the essence for all obligations arising hereunder.

Section 14. ATTORNEYS' FEES. In the event of any action at law or in equity to enforce or interpret the terms of this Debenture, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

[THIS SECTION INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

COMPANY:

MONSTER ARTS, INC.

By: ______________________
Name: Wayne Irving
Title: President & CEO

HOLDER:

SOJOURN INVESTMENTS, LP

By: ______________________
Name:
Title:

EXHIBIT 1A

REPRESENTATIONS, COVENANTS AND WARRANTIES OF APPZ, INC.

Re: Debenture Purchase Agreement Between Monster Arts, Inc. (APPZ) and Sojourn Investments, LP Dated July 14, 2014

In connection with the above referenced agreement and exhibits and related agreements and instruments (herein the "Agreement"), and any present and any future conversion requests of Sojourn Investments, LP ("Investor") we irrevocably confirm:

1. Monster Arts, Inc. ("APPZ") is not, and has not been, a shell issuer as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the "Securities Act") nor is or was a "shell" as otherwise commonly understood;

2. Monster Arts, Inc. is, unless noted "Not Applicable," subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

3. Monster Arts, Inc. has to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting;

4. The original Debenture noted in the above referenced Agreement, and the contents of the above referenced Agreement, are accurate.

5. Monster Arts, Inc. is now and will remain current with all obligations with its stock transfer agent and the U.S. Securities and Exchange Commission and the state of incorporation. Your company and officers and owners and affiliates are not officers, directors or material shareholders of Monster Arts, Inc. or affiliates of Monster Arts, Inc.

6. Any and all approvals needed in relation to the above referenced Agreement, this letter, for the assistance of our transfer agent, etc., is obtained. The Agreement reflects, among other things, conversion rights we otherwise afford to the non- affiliate debt holders.

Representations herein survive the issuance or closing of any instrument or matter, and we will cooperate as needed to give effect to and protect your rights including as to the transfer agent and you may rely upon these promises and representations.

Effective Date: July 14, 2014

Very truly yours,

Name
Title: CEO

Exhibit 1B

UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS -OF- MONSTER ARTS, INC.

The undersigned, being all of the directors of Monster Arts, Inc., a corporation of the State of Nevada (the "Corporation"), do hereby authorize and approve the actions set forth in the following resolutions without the formality of convening a meeting, and do hereby consent to the following actions of this Corporation, which actions are hereby deemed effective as of the date hereof:

RESOLVED: that the officers of this Corporation are authorized and directed to enter into the Note Purchase Agreement in the amount of $37,500 with Sojourn Investments, LP, on July 14, 2014 to provide conversion features with a fixed discount of 50% off the lowest closing bid price during the 20 trading days prior to each conversion for such notes as well as 12% interest, and come due on July 14, 2015; and

RESOLVED: that the officers of this Corporation herby certify this corporation has never been a blank check shell; and

FURTHER RESOLVED, that each of the officers of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate of the purpose of carrying out the intent of the foregoing resolutions and the transactions contemplated thereby; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as a majority of the directors of Monster Arts, Inc.

Dated: July 14, 2014

EXHIBIT 1C

NOTICE OF CONVERSION

The undersigned hereby elects to convert the amount of principal and accrued but unpaid interest under the 12% Convertible Debenture of Monster Arts, Inc. ("APPZ") dated July 14, 2014 into shares of common stock (the "Common Stock") according to the conditions hereof, as set forth below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay a reasonable transfer expense payable with respect thereto. No fee will be charged to the Holder for any conversion, except for such transfer expense, if any.

Conversion calculations:

Company Name: Monster Arts, Inc.

Date to Effect Conversion: __, 2014___

Conversion Price: $_________ (fixed discount of 50% off the average of the lowest closing bid price during the 20 trading days prior to each conversion.)

Principal Amount of Debenture to be converted: $___________

Interest Amount of Debenture to be converted: $__________

Number of shares of Common Stock to be issued: ___________

Signature: ________________________(Title)

Name: ________________________
Address ________________________
Address ________________________

Exhibit 1D